                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                  FORM 8-A/A
                                AMENDMENT NO. 1

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                Motorola, Inc.
            (Exact name of registrant as specified in its charter)

        Delaware                                            36-1115800
(State of incorporation)                       (IRS Employer Identification No.)

                           1303 East Algonquin Road
                          Schaumburg, Illinois  60196
              (Address of principal executive offices) (Zip Code)

If this form relates to the registration    If this form relates to the registration of a
of a class of securities pursuant to        class of securities pursuant to Section 12(g)
Section 12(b) of the Exchange Act and is    of the Exchange Act and is effective pursuant
effective pursuant to General               to General Instruction A.(d), check the
Instruction A.(c), check the following      following box. [ ]
box. [X]

       Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                             Name of each exchange on which
         to be so registered                             each class is to be registered
-------------------------------------             --------------------------------------------
        Equity Security Units                                New York Stock Exchange

       Securities to be registered pursuant to Section 12(g) of the Act:

                                     NONE
                               (Title of Class)

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Item 1.  Description Of Registrant's Securities To Be Registered.

     The description of the Equity Security Units (the "Units") of Motorola, Inc. (the "Company") to be registered hereunder is incorporated herein by reference to the description included under the captions "Description of Debt Securities" and "Description of the Stock Purchase Contracts and the Stock Purchase Units" in the Registration Statement on Form S-3 of the Company (Registration No. 333-58176) (as the same may be amended from time to time, the "Registration Statement"). For purposes of such description, any prospectus supplement relating to the Registration Statement filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which purports to describe the Units shall be deemed to be incorporated herein by reference.

Item 2.  Exhibits.

1. Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3(i)(b) of the Company's Quarterly Report on Form 10-Q for the quarter ended April 1, 2000 (File No. 1-7221)).

2. Certificate of Designations, Preferences and Rights of Junior Participating Preferred Stock, Series B (incorporated by reference to Exhibit 3.3 to the Company's Registration Statement on Form S-3 dated January 20, 1999 (Registration No. 333-70827)).

3. By-laws, as amended through March 9, 2001 (incorporated by reference to Exhibit 3.3 to the Company's Annual Report on Form 10-K for the year ended December 31, 2000 (File No. 1-7221)).

4. Rights Agreement, dated as of November 5, 1998, between the Company and Harris Trust and Savings Bank, as Rights Agent (incorporated by reference to Exhibit 1.1 to the Company's Amendment No. 1 to Registration Statement on Form 8-A/A dated March 16, 1999 (File No. 1-7221)).

5. Registration Statement on Form S-3 (Registration No. 333-58176) filed with the Securities and Exchange Commission on April 2, 2001 by The Company, as amended on May 16, 2001, is incorporated herein by reference.

6. Senior Indenture, dated as of May 1, 1995, between the Company and Bank One Trust Company, N.A. (as successor trustee to BNY Midwest Trust Company and Harris Trust and Savings Bank) (incorporated by reference to Exhibit 4(d) of the Company's Registration Statement on Form S-3 dated September 25, 1995 (File No. 333-62911)).

7. Instrument of Resignation, Appointment and Acceptance, dated as of January 22, 2001, among the Company, Bank One Trust Company, N.A. and BNY Midwest Trust Company (as successor in interest to Harris Trust and Savings Bank) (incorporated by reference to Exhibit 4.2(b) of the Company's Annual Report on Form 10-K for the year ended December 31, 2000 (File No. 1-7221)).

8. Purchase Contract Agreement, dated as of October 31, 2001, between the Company and First Union Trust Company, National Asscociation, as Purchase Contract Agent (filed herewith).

9.   Form of Normal Units Certificate (included in Exhibit 8).

10.  Form of Stripped Units Certificate (included in Exhibit 8).

11.  Form of Senior Note.*

12. Form of Remarketing Agreement among the Company, the Purchase Contract Agent and the Remarketing Agent (filed herewith).

13. Pledge Agreement, dated as of October 31, 2001, among the Company, The Chase Manhattan Bank, as Collateral Agent, and First Union Trust Company, National Association, as Purchase Contract Agent (filed herewith).

--------------------------
*Filed previously

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                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  November 2, 2001

                                    MOTOROLA, INC.


                                    By: /s/ Carl F. Koenemann
                                       ---------------------------------------
                                    Name:  Carl F. Koenemann
                                    Title: Executive Vice President and
                                           Chief Financial Officer

                                 EXHIBIT LIST


No.
---
1. Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3(i)(b) of the Company's Quarterly Report on Form 10-Q for the quarter ended April 1, 2000 (File No. 1-7221)).

2. Certificate of Designations, Preferences and Rights of Junior Participating Preferred Stock, Series B (incorporated by reference to Exhibit 3.3 to the Company's Registration Statement on Form S-3 dated January 20, 1999 (Registration No. 333-70827)).

3. By-laws, as amended through March 9, 2001 (incorporated by reference to Exhibit 3.3 to the Company's Annual Report on Form 10-K for the year ended December 31, 2000 (File No. 1-7221)).

4. Rights Agreement, dated as of November 5, 1998, between the Company and Harris Trust and Savings Bank, as Rights Agent (incorporated by reference to Exhibit 1.1 to the Company's Amendment No. 1 to Registration Statement on Form 8-A/A dated March 16, 1999 (File No. 1-7221)).

5. Registration Statement on Form S-3 (Registration No. 333-58176) filed with the Securities and Exchange Commission on April 2, 2001 by the Company, as amended on May 16, 2001, is incorporated herein by reference.

6. Senior Indenture, dated as of May 1, 1995, between the Company and Bank One Trust Company, N.A. (as successor trustee to BNY Midwest Trust Company and Harris Trust and Savings Bank) (incorporated by reference to Exhibit 4(d) of the Company's Registration Statement on Form S-3 dated September 25, 1995 (File No. 333-62911)).

7. Instrument of Resignation, Appointment and Acceptance, dated as of January 22, 2001, among the Company, Bank One Trust Company, N.A. and BNY Midwest Trust Company (as successor in interest to Harris Trust and Savings Bank) (incorporated by reference to Exhibit 4.2(b) of the Company's Annual Report on Form 10-K for the year ended December 31, 2000 (File No. 1-7221)).

8. Purchase Contract Agreement, dated as of October 31, 2001, between the Company and First Union Trust Company, National Asscociation, as Purchase Contract Agent (filed herewith).

9.   Form of Normal Units Certificate (included in Exhibit 8).

10.  Form of Stripped Units Certificate (included in Exhibit 8).

11.  Form of Senior Note.*

12. Form of Remarketing Agreement among the Company, the Purchase Contract Agent and the Remarketing Agent (filed herewith).

13. Pledge Agreement, dated as of October 31, 2001, among the Company, The Chase Manhattan Bank, as Collateral Agent, and First Union Trust Company, National Association, as Purchase Contract Agent (filed herewith).

--------------------------
*Filed previously


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